CODE OF ETHICS

                           TOUCHSTONE STRATEGIC TRUST

         Touchstone Strategic Trust (the "Trust") has adopted this Code of Ethics effective as of April 1, 2004 in accordance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Rule 17j-1 under the 1940 Act generally prohibits deceitful, fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies. While this Code is designed to prevent violations of Rule 17j-1, it is possible to comply with the terms of this Code and nevertheless violate the general prohibitions set forth in Rule 17j-1. Those persons subject to this Code should, therefore, bear these general prohibitions in mind at all times.


A.       GENERAL STANDARDS OF ETHICAL CONDUCT

         Directors, officers and other Access Persons (as defined in this Code) have a duty at all times to place the interests of the Trust ahead of their own interests.

         All personal securities transactions of these individuals must be conducted in compliance with this Code and in a manner that avoids any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility to the Trust.

         All activities of these individuals also must be conducted in accordance with the fundamental standard that they may not take any inappropriate advantage of their positions with the Trust.


B.       STANDARDS OF CONDUCT FOR ACCESS PERSONS

         Note:  Access Persons includes Advisory Persons and Investment Persons.

     1.   Prohibited Purchases and Sales When a Touchstone Fund Trade Is Pending
          ----------------------------------------------------------------------

              a.  Prohibition
                  ------------

                   If an Access Person knows that a Touchstone Fund has placed a
              "buy" or "sell" order in a Covered Security on a particular day, the Access Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security on the same day if:

                o the Access Person has any direct or indirect beneficial
                  ownership in the Covered Security or a Related Security or
                o the Access Person will acquire any direct or indirect
                  beneficial ownership in the Covered Security or a Related Security by reason of the purchase.
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              b.  Exempted Transactions
                  ---------------------

              This prohibition does not apply to:

                o purchases or sales involving 500 or fewer shares of a
                  Covered Security that is included in the Standard & Poor's
                  500 based on individual and aggregate transactions occurring within a 5 day period
                o purchases or sales effected in any account or security
                  tied to an index over which the Access Person has no direct or indirect influence or control
                o purchases or sales that are non-volitional on the part of the
                  Access Person
                o purchases that are part of an automatic dividend reinvestment plan
                o sales that are part of an automatic withdrawal plan
                o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer
                o sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or
                o purchases or sales that the Compliance Officer approves in writing before the purchase or sale

              c.  Approval by the Compliance Officer
                  ----------------------------------

                  To obtain approval for a specific transaction, an Access
              Person should contact the Compliance Officer. The Access Person must disclose to the Compliance Officer all factors potentially relevant to a conflict of interest analysis that the Access Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Touchstone Fund's transaction.

                  Generally the Compliance Officer will approve a transaction only if:

                o the transaction is only remotely potentially harmful to the Touchstone Fund because it would be very unlikely to affect a highly institutional market
                o the transaction is clearly not economically related to the securities to be purchased or sold by the Touchstone Fund or
                o the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

         2.       Confidentiality
                  ---------------

              An Access Person may not reveal to any other person (except in the normal course of his or her duties on behalf of the Trust) any information about securities transactions of a Touchstone Fund or securities under consideration for purchase or sale by a Touchstone Fund.
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C.       STANDARDS OF CONDUCT FOR ADVISORY PERSONS

         Note: Advisory Persons includes Investment Persons.

         1.   Restrictions on Serving on Boards of Directors
              ----------------------------------------------

              An Advisory Person may not serve on the board of directors of a publicly traded company without prior approval from the Compliance Officer.

         2.   Restrictions Involving Gifts
              ----------------------------

              An Advisory Person may not accept in any calendar year gifts with a value of more than $100 from any person that does business with a Touchstone Fund.

              This prohibition shall not apply to:

              o an occasional breakfast, lunch, dinner or reception, ticket to a sporting event or the theater, or comparable entertainment that is not so frequent, so costly nor so extensive as to raise any question of impropriety
              o a breakfast, lunch, dinner, reception or cocktail party in conjunction with a bona fide business meeting or
              o a gift approved in writing by the Compliance Officer because the character or value of the gift would not raise any question of impropriety


D.   STANDARDS OF TRADING PRACTICES FOR ADVISORY PERSONS

              Note: Advisory Persons includes Investment Persons.

         1. Prohibited Purchases and Sales Within 3 Trading Days of a Touchstone Fund Trade
            --------------------------------------------------------------------

              a.  Prohibition
                  -----------
                  If the Touchstone Fund for which an Advisory Person acts as portfolio manager has executed a trade in a Covered Security, the Investment Person may not purchase or sell, directly or indirectly, the Covered Security or a Related Security within 3 trading days before or after the Touchstone Fund's trade if:

             o the Advisory Person has any direct or indirect beneficial ownership in the Covered Security or a Related Security or
             o the Advisory Person will acquire any direct or indirect
               beneficial ownership in the Covered Security or a Related Security by reason of the purchase.

              b.  Exceptions
                  -----------
                  This prohibition does not apply to:

             o  purchases or sales involving 500 or fewer shares of a
                Covered Security that is included in the Standard & Poor's
                500 based on individual and aggregate transactions
                occurring within a 5 day period
             o  purchases or sales effected in any account or security
                tied to an index over which the Investment Person has no direct or indirect influence or control
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             o  purchases or sales that are non-volitional on the part of the
                Investment Person o purchases that are part of an automatic dividend reinvestment plan
             o  sales that are part of an automatic withdrawal plan
             o purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer
            o sales of rights issued by an issuer pro rata to all holders of a class of its securities to the extent the rights were acquired from the issuer or
            o purchases or sales that the Compliance Officer approves in writing before the purchase or sale

            c.  Approval by the Compliance Officer
                -----------------------------------
                  With the exception of those transactions exempted above,
              advisory persons must have all other transactions approved prior to execution. To obtain approval for a specific transaction, an Advisory Person should contact the Compliance Officer. The Advisory Person must disclose to the Compliance Officer all factors potentially relevant to a conflict of interest analysis that the Advisory Person is aware of, including the existence of any substantial economic relationship between his or her transaction and the Touchstone Fund's transaction. The Compliance Officer will maintain a written record of all such requests for approval.

                 Generally the Compliance Officer will approve a transaction only if:

            o the transaction is only remotely potentially harmful to the Touchstone Fund because it would be very unlikely to affect a highly institutional market
            o the transaction is clearly not economically related to the securities to be purchased or sold by the Touchstone Fund or
            o the transaction is unlikely to result in any of the abuses described in Rule 17j-1.

         2.       HOLDING PERIOD

              All Advisory Persons are subject to a holding period of not less than 60 days prior to disposing of a position.

3.   PROHIBITED TRANSACTIONS

              No Advisory Person may enter into an uncovered short sale, write an uncovered option, or purchase or sell, directly or indirectly, for his or her own account in which he or she may have a beneficial interest, any security that is subject to a firm-wide restriction.
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E.       REPORTING

         Note: The reporting requirements described in this section apply to Access Persons, which includes Advisory Persons and Investment Persons.

         1.       Duplicate Confirmations and Statements
                  ---------------------------------------

                  Each Access Person, other than a Disinterested Trustee, must arrange for duplicate copies of broker trade confirmations and periodic statements of his or her brokerage accounts to be sent to the Compliance Officer.

         2.       Holdings Reports
                  ----------------

              a.  What Information Must Be Included in a Holdings Reports?
                  -------------------------------------------------------

                  Each Access Person must submit written and signed reports
              containing information about each Covered Security in which the Access Person had any direct or indirect beneficial ownership ("Holdings Reports").

                  Each Holdings Report must include the following information:

                o title of each Covered Security in which the Access Person had any direct or indirect beneficial ownership
                o number of shares and/or principal amount of each Covered
                  Security in which the Access Person had any direct or indirect beneficial ownership
               o  name of any broker, dealer or bank with whom the Access
                  Person maintained an account in which any securities were held for the direct or indirect benefit of the Access
                  Person and
               o  date the Holdings Report is submitted by the Access Person

                  If an Access Person is not required to report any information on a Holdings Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the Holdings Report is due.

              b.  When Must an Access Person Submit an Initial Holdings Report?
                  ------------------------------------------------------------

                  Each Access Person must submit to the Compliance Officer an
              Initial Holdings Report no later than 10 days after he or she becomes an Access Person. The information included in the Initial Holdings Report must reflect the Access Person's holdings as of the date he or she became an Access Person.

              c.  When Must an Access Person Submit Annual Holdings Reports?
                  ---------------------------------------------------------

                  Each Access Person must submit to the Compliance Officer an
              Annual Holdings Report no later than January 30 of each year. The information included in the Annual Holdings Report must reflect the Access Person's holdings as of the immediately preceding December 31.
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              d.  Are There Any Exceptions to These Reporting Requirements?
                  --------------------------------------------------------

                Exceptions for Certain Securities and Accounts
                ----------------------------------------------
                An Access Person does not have to include in his or her Holdings Reports information about the following securities or accounts:

                o direct obligations of the government of the United States
                o bankers' acceptances
                o bank certificates of deposit
                o commercial paper
                o high quality short-term debt instruments including repurchase agreements
                o shares issued by open-end Funds not managed by Advisory
                  Persons
                o securities held in any account over which the Access Person no direct or indirect influence or control and
                o transactions effected for any account over which the Access
                  Person has no direct or indirect influence or control

                  If an Access Person does not make a Holdings Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer by the date on which the Holdings Report is due.

               Exceptions For Disinterested Trustees
               -------------------------------------
               A Disinterested Trustee does not have to make an Initial Holdings Report or an Annual Holdings Report.

         2.       Quarterly Transaction Reports
                  ------------------------------
                  a. What Information Must Be Included in a Quarterly
                     Transaction Report?
                     ----------------------------------------------------------

                  Each Access Person must submit a report ("Quarterly Transaction Report") containing information about:

                o every transaction in a Covered Security during the quarter and in which the Access Person had any direct or indirect beneficial ownership and
                o every account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person.

                  A Quarterly Transaction Report must include the following information:

                o   date of each transaction in a Covered Security
                o   title of the Covered Security
                o interest rate and maturity date of the Covered Security, if applicable
                o   number of shares and/or principal amount of the Covered
                    Security
                o   nature of the transaction
                o price of the Covered Security at which the transaction was effected
                o name of the broker, dealer or bank with or through which the transaction was effected
                o name of the broker, dealer or bank with whom the Access Person established any new account
                o   date the account was established and
                o date the Quarterly Transaction Report is submitted by the Access Person
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                  If an Access Person is not required to report any information on a Quarterly Transaction Report, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

           b.  When Must an Access Person Submit a Quarterly Transaction Report?
               ----------------------------------------------------------------

                 A Quarterly Transaction Report must be submitted to the
              Compliance Officer no later than 10 days after the end of each calendar quarter.

              c.  Are There Any Exceptions To These Requirements?
                  ----------------------------------------------

               Exceptions for Certain Securities and Accounts

               An Access Person does not have to report transactions involving the following securities or accounts:

               o direct obligations of the government of the United States
               o bankers'acceptances
               o bank certificates of deposit
               o commercial paper
               o high quality short-term debt instruments including repurchase agreements
               o shares issued by open-end Funds not managed by Advisory Persons
               o securities held in any account over which the Access Person has no direct or indirect influence or control and
               o transactions effected for any account over which the Access
                 Person has no direct or indirect influence or control

                 If an Access Person does not make a Quarterly Transaction Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

                     Exceptions Based On Duplicate Confirmations
                     -------------------------------------------
                      In addition, an Access Person does not have to make a Quarterly Transaction Report for a calendar quarter if:

                      o the report would duplicate information contained in broker trade confirmations or account statements received by the Compliance Officer no later than 10 days after the end of the calendar quarter and
                      o  all of the required information is contained in the
                         broker trade confirmations or account statements.

                      If broker trade confirmations do not contain all of the required information, the Access Person must include the missing information in a Quarterly Transaction Report.
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                      If an Access Person does not make a Quarterly Transaction
                      Report because of this exception, the Access Person must submit a written and signed statement to that effect to the Compliance Officer no later than 10 days after the end of the calendar quarter.

                     Exceptions For Disinterested Trustees
                     --------------------------------------
                      A Disinterested Trustee does not have to make a Quarterly Transaction Report unless the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known that during the 15-day period immediately before or after the Disinterested Trustee's transaction in a Covered Security, a Touchstone Fund purchase or sold the Covered Security, or the Touchstone Fund or its investment adviser considered purchasing or selling the Covered Security.

F.       COMPLIANCE OFFICER REVIEWS

         In reviewing transactions, the Compliance Officer will take into account the various exceptions included in this Code. Before making a determination that an Access Person has violated this Code, the Compliance Officer will give the Access Person an opportunity to supply additional information about the transaction in question.


G.       SANCTIONS

         The Board of Trustees of the Trust may impose sanctions on an Access Person for violations of this Code as it deems appropriate. Sanctions could include disgorgement of any profits realized by the Access Person as a result of the violation, a letter of censure or suspension in the Access Person's personnel file, or termination of the employment of the Access Person.


H.       MISCELLANEOUS

         All reports of securities transactions and any other information reported pursuant to this Code will be treated as confidential.

         The Board of Trustees of the Trust may from time to time adopt interpretations of this Code as it deems appropriate.


I.       DEFINITIONS

         "Access Person" means

        o    any trustee of the Trust
        o    any officer of the Trust or
        o    any Advisory Person (as defined below) of the Trust
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         "Advisory Person" means

        o any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by a Touchstone Fund
        o any employee of the Trust (or of any company in a control relationship to the Trust) whose functions relate to the making of any recommendations with respect to purchases or sales of Covered Securities by a Touchstone Fund or
        o any natural person in a control relationship with the Trust who obtains information regarding recommendations made to a Touchstone Fund with regard to the purchase or sale of Covered Securities by a Touchstone Fund

         "Beneficial Ownership" is interpreted in the same manner as it would be under Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934.

         "Touchstone Fund" means any series of the Trust.

         "Control" has the same meaning as in Section 2(a)(9) of the 1940 Act.

         "Covered Security" means a security as defined in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it does not include:

        o direct obligations of the government of the United States
        o bankers' acceptances
        o bank certificates of deposit
        o commercial paper
        o high quality short-term debt instruments, including repurchase agreements and
        o shares issued by open-end Funds except those managed by Advisory
          Persons

         "Disinterested Trustee" means a trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 and who would be required to make a report under this Code solely by reason of being a Trustee.

         "Fund" means an investment company registered under the 1940 Act.

         "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         "Investment Person" means

        o any employee of the Trust (or of any company in a control relationship to the Trust) who, in connection with his or her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by a Touchstone Fund or
        o any natural person who controls the Trust and who obtains information concerning recommendations made to a Touchstone Fund regarding the purchase or sale of securities by a Touchstone Fund
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         "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

         "Purchase or sale of Covered Securities" includes, among other things, the writing of an option to purchase or sell Covered Securities.

         "Related Security" means:

        o  a security issued by the same issuer that issued the Covered Security
        o a security issued by an issuer under common control with the issuer that issued the Covered Security or
        o a security that gives the holder any contractual right with respect to the Covered Security, including options, warrants or other convertible securities

         "Compliance Officer " means any person designated by the Trust to administer this Code or to review reports required by this Code.





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